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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported):  May 7, 2001


                       HISPANIC TELEVISION NETWORK, INC.
              (Exact Name of Registrant as Specified in Charter)


        Delaware                              000-23105         75-2504551
(State or Other Jurisdiction                 (Commission       (IRS Employer
     of Incorporation)                       File Number)    Identification No.)


     6125 Airport Freeway, Suite 200
            Fort Worth, Texas                                      76117
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code: (817) 222-1234

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Item 4.  Changes in Registrant's Certifying Accountant

On May 7, 2001, Hispanic Television Network, Inc. (Nasdaq symbol HTVN) (the "Registrant") dismissed Ernst and Young LLP as the Registrant's independent auditor. The Audit Committee and the Board of Directors participated in and approved the decision to dismiss Ernst and Young LLP.

The report of Ernst and Young LLP accompanying the financial statements for the two years in the period ended December 31, 2000 contained an explanatory paragraph citing substantial doubt as to the Registrant's ability to continue as a going concern, but otherwise contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company's financial statements for each of the two years in the period ended December 31, 2000 through May 7, 2001, there were no disagreements with Ernst and Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which if not resolved to the satisfaction of Ernst and Young LLP, would have caused Ernst and Young LLP to make reference to the matter in their report.

Ernst and Young LLP advised the Registrant that internal controls necessary to develop reliable financial statements did not exist, and that matters considered to be material weaknesses were: 1) inadequate review by senior management of the accounting impact of transactions and 2) inability of accounting personnel to properly record transactions and prepare financial statements in accordance with generally accepted accounting principles. In 1999, Ernst and Young LLP advised the registrant that in addition to the above, the Company did not maintain adequate accounting documentation. The aforementioned resulted in an environment where internal controls did not reduce to a relatively low level the risk that errors or irregularities in amounts material to the financial statements would be detected within a timely period by employees in the normal course of performing their assigned functions.

The Registrant has authorized Ernst and Young LLP to respond fully and without limitation to the inquiries of the successor auditor. The Registrant has requested that Ernst and Young LLP furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter is filed as Exhibit 1 to this Form 8-K.

On May 9, 2001 the Registrant retained Weaver and Tidwell as its new independent auditor.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HISPANIC TELEVISION NETWORK, INC.


Date:  May 7, 2001                     By: /s/ James A. Ryffel
                                          ----------------------------------
                                       Chief Executive Officer